UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2007

ALTRIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-8940	13-3260245
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Park Avenue, New York, New York	10017-5592
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 663-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On January 8, 2007, Kraft Foods Inc. (“Kraft”) , a subsidiary of Altria Group, Inc. (“ALG”), filed a Form 8-K announcing that on January 3, 2007 a non-cash asset impairment charge of $245 million under SFAS 144 in connection with the Tassimo single-serve hot beverage system was approved. The impairment charge primarily relates to lower utilization of existing manufacturing capacity and will be reflected in Kraft’s fourth-quarter 2006 financial results. In addition, Kraft anticipates that the impairment will result in related cash expenditures of approximately $3 million, primarily related to decommissioning of idle production lines.

ALG owns approximately 88.8% of Kraft.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRIA GROUP, INC.

By:	/s/ G. PENN HOLSENBECK
Name: G. Penn Holsenbeck
Title: Vice President, Associate General
Counsel and Corporate Secretary

DATE: January 8, 2007